                                                                   EXHIBIT 10.25






                                 RIBOGENE, INC.

                             SEVERANCE BENEFITS PLAN

                         EFFECTIVE AS OF AUGUST, 4 1999

                                 RIBOGENE, INC.

                             SEVERANCE BENEFITS PLAN


                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1.       Establishment of the Plan..........................................1

2.       Purpose of the Plan................................................1

3.       Change of Control Agreements.......................................1

4.       Eligible Employees.................................................1

5.       Benefits...........................................................2

6.       Definition of Terms................................................3

7.       Conditions to Receiving Benefits...................................5

8.       Termination of Eligibility.........................................5

9.       Limitation on Benefits.............................................6

10.      Plan Administration................................................6

11.      Agreement Binding upon Successors and Assigns......................7

12.      Amendment or Termination...........................................7

13.      No Assignment......................................................7

14.      No Employment Rights...............................................7

15.      Plan Funding.......................................................7

16.      Applicable Law.....................................................7

17.      Plan Year..........................................................7

18.      Withholding........................................................7

19.      Claims Procedure...................................................7

20.      Validity...........................................................8

21.      Headings...........................................................8

                                 RIBOGENE, INC.

                             SEVERANCE BENEFITS PLAN

       1. ESTABLISHMENT OF THE PLAN. RiboGene, Inc., a Delaware corporation (the "Company"), hereby establishes the RiboGene, Inc. Severance Benefits Plan (the "Plan"), effective as of August 4, 1999, for the benefit of the eligible employees of the Employer (as defined below). The Plan is an unfunded severance benefits plan, which is an employee welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

       2. PURPOSE OF THE PLAN. Cypros Pharmaceutical Corporation ("Parent"), Cypros Acquisition Corporation ("Merger Sub") and the Company have entered into the Agreement and Plan of Reorganization, dated as of August 4, 1999 (the "Merger Agreement"), which provides that Merger Sub will merge with and into the Company, under certain terms and subject to certain conditions (the "Merger"). Upon the Merger, the Company will become a wholly-owned subsidiary of Parent. The Board of Directors of the Company (the "Board") recognizes that the Merger (or the possibility of another acquisition of the Company or similar transaction) may be a distraction to the employees of the Company and may cause the employees of the Company to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the employees of the Company, notwithstanding the possibility of the Merger (or the possibility, threat or occurrence of another Change of Control (as defined below)). The Board believes that it is in the best interests of the Company and its shareholders to provide the employees of the Company and its subsidiaries with an incentive to continue in employment by providing such employees with certain benefits upon termination of employment in connection with a Change of Control.

       3. CHANGE OF CONTROL AGREEMENTS. The Company has previously entered into certain Change of Control Agreements (the "Prior Change of Control Agreements") with certain employees of the Company that provide for benefits in the event of an employee's termination of employment with the Company following a "Change of Control" (as defined in such Agreements). The Plan is intended to provide benefits that are in lieu of (and not in addition to) the benefits that would be provided to the employees of the Company under the Prior Change of Control Agreements. As provided in Section 7(a), an Eligible Employee (as defined below) must waive such Eligible Employee's rights under any Prior Change of Control Agreement as a condition to receiving benefits under the Plan. An Eligible Employee who fails to waive such Eligible Employee's rights under the Prior Change of Control Agreement shall not be entitled to receive benefits under the Plan.

       4.     ELIGIBLE EMPLOYEES.

              (a) Except as provided in subsection (c), each full-time employee of the Employer (as defined below) who is employed by the Employer on or after the effective date of the Plan shall be eligible to receive benefits under the Plan; PROVIDED, HOWEVER, that an employee who is first employed by the Employer after a Change of Control (as defined in Section 6(a)) shall not be eligible to receive benefits under the Plan. An employee of the Employer who is eligible to receive benefits under the Plan shall be referred to herein as an "Eligible Employee."

              (b) For purposes of the Plan, the "Employer" shall mean the Company and its direct and indirect, majority-owned subsidiaries, as determined from time to time, and an employee of the Employer shall be treated as a full-time employee if such employee is regularly scheduled to work for the Company for not less than 40 hours per week.

              (c) Notwithstanding the foregoing, an employee of the Employer shall not be eligible to receive benefits under the Plan if such employee is:
(i) the Chief Executive Officer and President of the Company, (ii) is a member of a collective bargaining unit whose bargaining representative has bargained in good faith with the Employer (or its bargaining representative) with respect to the types of benefits offered under this Plan shall not be an eligible employee for purposes of the Plan, except to the extent that the applicable collective bargaining agreement provides for participation under the Plan by such employee, and (iii) is a part-time, seasonal or temporary employee.

       5.     BENEFITS.

              (a) SEVERANCE BENEFITS. Subject to Sections 7, 8 and 9 below, if an Eligible Employee's employment with the Employer is terminated at any time within 60 days before, or within 12 months after, a Change of Control, and such termination is as a result of Involuntary Termination (as defined below) other than for Cause (as defined below), then such Eligible Employee shall be entitled to receive a severance benefit, payable in a lump sum payment, determined as follows:

                     (i) VICE PRESIDENTS. If such Eligible Employee holds the position of Vice President of the Company, such Eligible Employee shall receive a severance benefit in an amount equal to one (1) month of base salary for each year of service with the Employer, determined as of the date of such Eligible Employee's termination of employment; PROVIDED, HOWEVER, that such severance benefit shall in any event not be less than nine (9) months of base salary.

                     (ii) DIRECTORS. If such Eligible Employee holds the position of Director of the Company, such Eligible Employee shall receive a severance benefit in an amount equal to one (1) month of base salary for each year of service with the Employer, determined as of the date of such Eligible Employee's termination of employment; PROVIDED, HOWEVER, that such severance benefit shall in any event not be less than six (6) months of base salary.

                     (iii) OTHER EMPLOYEES. If such Eligible Employee does not hold the position of Vice President or Director of the Company, such Eligible Employee shall receive a severance benefit in an amount equal to one (1) month of base salary for each year of service with the Company, determined as of the date of such Eligible Employee's termination of employment; PROVIDED, HOWEVER, that such a severance benefit shall in any event be not less than three (3) months of base salary.

For purposes of this Section 5(a), an Eligible Employee's monthly rate of base salary shall be the greater of (i) the Eligible Employee's monthly rate of base salary, determined as of the date of such Eligible Employee's termination of employment with the Employer, or (ii) the Eligible Employee's monthly rate of base salary in effect immediately prior to the Change of Control.

              (b) In the event an Eligible Employee is entitled to severance benefit pursuant to subsection 5(a), then in addition to such severance benefit, such an Eligible Employee shall receive such health insurance benefits coverage as is provided to such Eligible Employee (and his or her dependents, if applicable) immediately prior to Eligible Employee's termination following termination of employment. Such coverage shall continue for the number of months determined under Section 5(a) for purposes of determining the amount of such Eligible Employee's severance benefits, or until such Eligible Employee becomes covered under another employer's group health insurance plan, whichever occurs first. Such benefits coverage shall be under such terms and conditions (including benefits, premiums, deductibles and co-payments) as are at least equal to those in effect immediately prior to the date of termination of employment (or, if more favorable to such Eligible Employee, on the date immediately prior to the Change in Control).

              (c) In the event an Eligible Employee is entitled to severance benefits pursuant to subsection 5(a), each stock option held by such Eligible Employee exercisable for shares of the Company's Common Stock (or shares of Parent's capital stock) shall immediately become fully vested and exercisable as of the date of such Eligible Employee's termination of employment. In addition, in the event an Eligible Employee is entitled to severance benefits pursuant to subsection 5(a), restricted shares of the Company's Common Stock (and restricted shares of Parent's capital stock) held by such Eligible Employee shall immediately become fully vested as of the date of such Eligible Employee's termination of employment, and any reacquisition or repurchase right held by the Company (or Parent) with respect to such shares shall immediately lapse as of the date of such Eligible Employee's termination of employment. Each such stock option shall otherwise remain exercisable in accordance with the provisions of the plan and option agreement pursuant to which the option was granted, and such restricted shares of the Company's Common Stock (and restricted shares of Parent's capital stock) shall otherwise remain subject to the provisions of the Plan and Restricted Stock Agreement pursuant to which such restricted shares were granted.

              (d) The Board may, in its sole discretion, provide additional severance or other benefits to an Eligible Employee. Such additional benefits shall be subject to such terms and conditions as the Board determines.

       6. DEFINITION OF TERMS. The following terms referred to in the Plan shall have the following meanings:

              (a) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                     (i) OWNERSHIP. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                     (ii)   MERGER OR SALE OF ASSETS. A merger or
       consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                     (iii) CHANGE IN BOARD COMPOSITION. A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof or (B) are elected, or nominated for election, to the Board with the affirmative votes of at lest a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                     (iv) EFFECT OF MERGER. The Merger shall be a "Change of Control" for purposes of this Section 6(a).

              (b)    CAUSE. "Cause" shall mean, with respect to an Eligible
Employee: (i) a material and willful violation of any federal or state law by such Eligible Employee, (ii) the commission of a fraud by such Eligible Employee against the Employer, (iii) such Eligible Employee's repeated unexplained or unjustified absence from the Employer, or (iv) such Eligible Employee's gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Employer.

              (c) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean the termination of an Eligible Employee's employment with the Employer either: (i) by the Employer, or (ii) by the Employee upon 30 days' prior written notice to the Company as a result of any of the following: (A) a material reduction in job responsibilities inconsistent with such Eligible Employee's position with the Employer and such Employee's prior responsibilities, (B) a reduction in the annual base compensation or bonus opportunity of such Eligible Employee from the Employer, (C) a requirement that such Eligible Employee perform services at a principal location that is more than 50 miles from the principal location at which such Eligible Employee performs services for the Employer, or (D) a material reduction in such Eligible Employee's benefits. For purposes of this Section 6(c) and Sections 8(b) and (c), the principal location at which each Eligible Employee performs services for the Employer on the effective date of the Plan shall be the Company's principal offices at 26118 Research Road, Hayward, California 94545.

              (d) DISABILITY. "Disability" shall mean, with respect to an Eligible Employee, that such Employee has been unable to perform his or her duties for the Employer as a result of incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurer and acceptable to such Eligible Employee or such Eligible Employee's legal representatives (such agreement as to acceptability not to be unreasonably withheld).

       7.     CONDITIONS TO RECEIVING BENEFITS.

              (a) TERMINATION OF PRIOR CHANGE IN CONTROL AGREEMENT. As a condition to receiving benefits under the Plan, an Eligible Employee shall agree in writing to waive any and all rights under any Prior Change of Control Agreement. Such waiver shall be in such form as the Company shall determine and shall be executed and delivered by the Eligible Employee prior to receiving benefits under the Plan.

              (b) GENERAL RELEASE OF CLAIMS. As a further condition to receiving benefits under the Plan, an Eligible Employee shall waive any and all claims against the Company. Such waiver shall be a general release of claims, and shall be substantially in the form of the General Release attached as Exhibit A hereto (or in such other form as the Company shall, in its sole discretion, shall determine). The General Release shall be execute and delivered by such Eligible Employee prior to receiving benefits under the Plan.

              (c) FAILURE TO SATISFY CONDITIONS. An Eligible Employee who fails to satisfy any applicable condition under Section 7(a) or (b) shall not be entitled to receive any benefits under the Plan.

       8.     TERMINATION OF ELIGIBILITY.

              (a) EFFECT OF EMPLOYMENT AGREEMENT. In the event that, after the effective date of the Plan, an Eligible Employee enters into an employment agreement with the Employer that provides for employment of such Eligible Employee by the Employer for a specified period of time, or provides for the payment of compensation following termination of employment or other severance benefits, such Eligible Employee shall thereupon cease to be an Eligible Employee; PROVIDED, HOWEVER, that an Eligible Employee shall not cease to be an Eligible Employee under this Section 8(a) as a result of entering into a retention bonus agreement with the Employer that specifically provides for such Eligible Employee's continued eligibility under the Plan; and, PROVIDED, FURTHER, that an Eligible Employee shall not cease to be an Eligible Employee under this Section 8(a) unless such employment agreement provides for severance benefits to such Eligible Employee that are equal to or greater than the severance benefits to be provided under the terms of the Plan.

              (b) EFFECT OF EMPLOYMENT WITH PARENT. In the event that, after the Merger, an Eligible Employee is offered employment with Parent, or accepts employment with Parent, such Eligible Employee shall thereupon cease to be an Eligible Employee, unless such Eligible Employee rejects such offer of employment, and the terms and conditions of employment offered by Parent would result in any of the following: (i) a material reduction in job responsibilities inconsistent with such Eligible Employee's position with the Employer and such Eligible

Employee's prior responsibilities, (ii) a reduction in the annual base compensation or bonus opportunity of such Eligible Employee from the Employer,
(iii) a requirement that such Eligible Employee perform services at a principal location that is more than 50 miles from the principal location at which such Eligible Employee performs services for the Employer, or (iv) a material reduction in such Eligible Employee's benefits. For purposes of Section 8(b)(iv), a material reduction in an Eligible Employee's benefits shall occur unless the terms and conditions of employment offered by Parent would provide for severance benefits to such Eligible Employee that are equal to or greater than the benefits to be provided under the terms of the Plan.

              (c) EFFECT OF SUCCESSOR EMPLOYMENT. In the event that the Employer sells, transfers or otherwise disposes of all or substantially all of the assets or business related to any business unit, division, department or operational unit of the Employer, and an Eligible Employee is offered employment with the purchaser or other acquiror of such assets or business, or accepts employment with such purchaser or acquiror, within 30 days following such Eligible Employee's termination of employment with the Employer, such Eligible Employee shall thereupon cease to be an Eligible Employee, unless such Eligible Employee rejects such offer of employment, and the terms and conditions of employment offered by the purchaser or other acquiror would result in any of the following: (i) a material reduction in job responsibilities inconsistent with such Eligible Employee's position with the Employer and such Eligible Employee's prior responsibilities, (ii) a reduction in the annual base compensation or bonus opportunity of such Eligible Employee from the Employer, (iii) a requirement that such Eligible Employee perform services at a principal location that is more than 50 miles from the principal location at which such Eligible Employee performs services for the Employer, or (iv) a material reduction in such Eligible Employee's benefits. For purposes of Section 8(c)(iv), a material reduction in an Eligible Employee's benefits shall occur unless the terms and conditions of employment offered by the purchaser or acquiror would provide for severance benefits to such Eligible Employee that are equal to or greater than the benefits to be provided under the terms of the Plan.

              9. LIMITATION ON BENEFITS. To the extent that any of the payments or benefits provided for in the Plan or otherwise payable to an Eligible Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and, but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, the Company shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable Regulations) is equal to 2.99 time such Eligible Employee's "base amount," as defined in Section 280G(b)(3) of the Code.

              10. PLAN ADMINISTRATION. The Administrator of the Plan shall be the Company, or such individual or individuals or committee appointed by the Board (or the Compensation Committee thereof) to perform certain duties under the Plan. The Administrator shall serve as the "named fiduciary" within the meaning of such term as defined in ERISA, and shall be responsible for administering the Plan. The Administrator may delegate to other persons responsibilities for performing certain of the duties of the Administrator under the terms of this Plan and may seek such expert advice as the Administrator deems reasonably necessary with respect to the Plan. The Administrator shall be entitled to rely upon the information and advice furnished by such delegates and experts, unless actually knowing such information and advice to be inaccurate or unlawful. The Administrator shall have discretionary authority to interpret the Plan and determine entitlement to benefits under the Plan. Any determination by the Administrator shall be final and binding, except to the extent found to be an abuse of discretion by a court of competent jurisdiction. The Administrator shall establish and maintain a reasonable claims procedure, including a procedure for appeal of denied claims.

       11. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and its respective successors and assigns, including any purchaser of all or substantially all of its assets, and shall be binding upon Employee's assigns, executors, administrators, Beneficiaries, or their legal representatives. As used in this Agreement, the "Company" shall include any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

       12. AMENDMENT OR TERMINATION. The Board may at any time terminate the Plan or any part thereof, and may from time to time amend the Plan as it may deem advisable; PROVIDED, HOWEVER, that, on or after a Change of Control, in the case of any employee of the Employer who is an Eligible Employee immediately prior to the Change of Control, neither the termination of the Plan nor any part thereof nor any amendment of the Plan shall in any respect adversely affect the rights of such employee under the terms of the Plan as in effect immediately prior to such Change in Control.

       13. NO ASSIGNMENT. No severance benefits under the Plan shall be subject to sale, transfer, alienation, assignment or garnishment, and any attempt to cause such severance benefits to be so subjected shall not be recognized, except to the extent required by law.

       14. NO EMPLOYMENT RIGHTS. The Plan shall not confer employment rights upon any person. No person shall be entitled, by virtue of the Plan, to remain in the employ of the Employer.

       15. PLAN FUNDING. No eligible employee shall acquire by reason of this Plan any right in or title to any assets, funds, or property of the Employer. Any severance pay benefits which become payable under this Plan are unfunded obligations of the Employer and shall be paid solely from the general assets of the Employer and, furthermore, no shareholder, director, officer, or employee of the Employer shall be individually or personally liable for any severance pay benefits which become payable under the Plan.

       16. APPLICABLE LAW. The Plan shall be governed and construed in accordance with ERISA and in the event that any reference shall be made to State law, the laws of the State of California (without reference to the choice of law provisions thereof) shall apply.

       17.    PLAN YEAR. The plan year of the Plan shall be the calendar year.

       18. WITHHOLDING. The Employer may cause such amounts to be withheld from payment under the Plan as are necessary to satisfy any federal, state or local law.

       19. CLAIMS PROCEDURE. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present such a claim or request in writing to the Administrator. The Administrator shall respond to the claim within 90 days unless special circumstances require an extension of time of up to an additional 90 days. The Administrator shall notify the claimant of the special circumstances and the date by which a decision is expected. If no response to a claim is received within the prescribed time, it shall be deemed denied. If the claim is denied, the Administrator shall give the claimant a written notice, including the specific reason for denial, with reference to pertinent Plan provisions. The denial shall include a description of any additional information necessary for the claimant to perfect a claim, an explanation of why such information is necessary and a description of the procedure for having the denied claim reviewed. The claimant may request review of a denied claim by written notice to the Administrator given within 90 days of the date of denial. The claimant or authorized representative may submit a written application for review, may review pertinent documents and may submit issues and comments in writing. The Administrator shall decide whether to affirm or reverse the earlier denial and give notice to the claimant. The decision on review shall be made within 60 days, unless special circumstances require an extension of time for up to an additional 60 days. The Administrator shall give the claimant notice of such an extension. The Administrator shall give the claimant written notice of the decision on review, including specific references to Plan provisions on which the decision is based. All decisions on review shall be final and bind all parties concerned.

       20. VALIDITY. The validity or enforceability of any provision or provisions of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which other provisions shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of the Plan affect the validity or enforceability of the balance of such provision.

       21. HEADINGS. The headings of the paragraphs contained in the Plan are for reference purposes only and shall not, in any way, affect the meaning or interpretation of any provision of the Plan.

              IN WITNESS WHEREOF, RiboGene, Inc. has caused this Plan to be executed below by its duly authorized officer or representative effective as of August 4, 1999.

                                 RIBOGENE, INC.



                                 By:      /s/ Charles J. Casamento
                                          _____________________________________

                                 Title:   President and Chief Executive Officer
                                          _____________________________________

                                                                     EXHIBIT "A"
                                 RIBOGENE, INC.

                             SEVERANCE BENEFITS PLAN

                             FORM OF GENERAL RELEASE

         1. GENERAL RELEASE BY EMPLOYEE. In consideration for certain benefits under the RiboGene, Inc. Severance Pay Plan and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, ______________ ("Employee") does hereby release and forever discharge the "Company Releasees" herein, consisting of RiboGene, Inc. (the "Company") and each of the Company's parents, subsidiaries, and affiliates, associates, members, owners, stockholders, predecessors, successors, heirs, assigns, employees, agents, directors, officers, partners, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which they now have or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Employee's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Federal Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act. This Release shall also not apply to Employee's right to retirement and/or employee welfare benefits that have vested and accrued prior to his separation from employment with the Companies; or Employee's rights to indemnification under Section 2802 of the California Labor Code.

       2. RELEASE OF UNKNOWN CLAIMS. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

              "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HER MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR."


EMPLOYEE BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

       3. RELEASE OF AGE DISCRIMINATION CLAIMS AND RIGHTS UNDER THE OLDER WORKERS' BENEFIT PROTECTION ACT. Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621, ET SEQ. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

              (a) That this paragraph and this Agreement are written in a manner calculated to be understood by Employee.

              (b) The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Employee signs this Agreement.

              (c) This Agreement provides for consideration in addition to anything of value to which Employee is already entitled.

              (d) Employee is advised to consult an attorney before signing this Agreement.

              (e)    Employee is granted twenty-one (21) days (or forty-five
       (45) days, if this Agreement is in connection with an exit incentive or other employment termination program) after Employee is presented with this Agreement to decide whether or not to sign this Agreement. If Employee executes this Agreement prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney.

              (f) If this Agreement is in connection with an exit incentive or other termination program, Employee has received the information required to be disclosed under Section 7(f)(1)(H) of ADEA and the regulations thereunder.

              (g) Employee will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this Release. In the event this Release is revoked, the Release and the Agreement executed concurrently herewith will be null and void in their entirety.

       4.     MANNER AND CONSEQUENCES OF REVOCATION OF RELEASE

              (a) MANNER OF REVOCATION. In the event that Employee elects to revoke this General Release, he or she shall deliver within the time period prescribed above to the Chairperson of the Company's Board of Directors, a writing stating that he or she is revoking this General Release and subscribed by the Employee.

              (b) CONSEQUENCES OF REVOCATION. In the event that Employee should elect to revoke this General Release as described in the paragraph above, this General Release shall be null and void in its entirety.


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

       5. NO CLAIMS. Employee represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Employee may have against the Releasees, or any of them. Employee agrees to indemnify and hold harmless the Releasees released by him or her from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting such assignment or transfer of any right or claims under any such assignment or transfer from Employee.

       6. INDEMNIFICATION. Employee agrees that if he or she hereafter commence, join in, or in any manner seek relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then Employee will pay to the Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.

              The Parties further understand and agree that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

                                    "COMPANY"

                                     By:  _____________________________________

                                          Title:_______________________________

                                     Date:_____________________________________



                                    "EMPLOYEE"

                                     By:  _____________________________________
                                                      Print Name

                                          _____________________________________
                                                       Signature

                                     Date:_____________________________________


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